Exhibit 99.1

US Army Bowl National Combine Powered by Signing Day Sports Poised to Break Records in Attendance and Impact

Event to be held December 18-21, 2024, at The Star, the Dallas Cowboys Practice Facility in Frisco, TX

SCOTTSDALE, Arizona, November 21, 2024 (NewMediaWire)- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, provides an update on the upcoming 3rd Annual US Army Bowl National Combine, powered by Signing Day Sports, set to take place from December 18-21, 2024, at The Star, the state-of-the-art Dallas Cowboys Practice Facility in Frisco, Texas.

The US Army Bowl National Combine sets the stage for the prestigious US Army National High School All-Star Game, a premier event showcasing the nation’s top student-athletes. Throughout this NFL-style, three-day combine, prospects from nearly every state are expected to attend, with this year’s event expected to host the largest total number of recruits in the event’s history and the largest combine-style event in the country. In connection with their participation in the event, all student-athletes will receive a complimentary one-month trial of the Signing Day Sports app, enhancing their visibility to college recruiters. This significant showcase event is powered by Signing Day Sports, underscoring the Company’s commitment to connecting athletes with opportunities and assisting them in their recruitment journey.

This event not only provides a vital platform for aspiring football players to showcase their skills but also serves as a revenue stream for the Company. By collecting registration fees and offering exclusive apparel for participants and fans, the combine enables the Company to drive immediate income while strengthening its brand presence.

Jeff Hecklinski, President of Signing Day Sports, commented, “It has been a privilege to help establish the premier national football combine in the country. With the combine now less than a month away, we are seeing heightened interest from student-athletes, and we anticipate this to be the largest event we have ever organized with the largest number of high-profile recruits in attendance. Through our exclusive partnership with Rich and Kate McGuinness of Goat Farm Sports, the team at Signing Day Sports is committed to delivering a world-class experience for all participants. We are excited to host this elite event, prioritizing student-athlete development, skill improvement, and cutting-edge recruiting strategies, including high-quality video production.”

About Signing Day Sports

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com